Exhibit 8.1

            , 2014

Euronav NV

De Gerlachekaai 20

2000 Antwerpen

Belgium

Re:	Euronav NV

Ladies and Gentlemen:

We have acted as United States counsel to Euronav NV (the “Company”) in connection with the Company’s Registration Statement on Form F-4 (File No. 333-             ) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on             , 2014, as thereafter amended or supplemented, with respect to the exchange offer of the Company’s ordinary shares, no par value.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus of the Company (the “Prospectus”) included in the Registration Statement. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the captions “Risk Factors” and “Taxation” therein, we hereby confirm that the opinions of Seward & Kissel LLP with respect to United States federal income tax matters expressed in the Registration Statement under the captions “Taxation – U.S. Federal Income Tax Considerations,” “Risk Factors – We may have to pay tax on Unites States source shipping income, or taxes in other jurisdictions, which would reduce our earnings” and “Risk Factors – United States tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse United States federal income tax consequences to United States holders” accurately state our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Taxation – U.S. Federal Income Tax Considerations” and “Legal Matters,” without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,